As filed with the Securities and Exchange Commission on May 22, 2003

                                            Registration No. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          INTERNET PICTURES CORPORATION
             (Exact name of registrant as specified in its charter)

   DELAWARE                                           52-2213841
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                              3160 Crow Canyon Road
                           San Ramon, California 94583
                    (Address of principal executive offices)

                 AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
     AMENDED AND RESTATED 1998 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN
                            (Full Title of the Plans)

                              DONALD W. STRICKLAND
                             Chief Executive Officer
                          Internet Pictures Corporation
                              3160 Crow Canyon Road
                           San Ramon, California 94583
                                 (925) 242-4002
            (Name, address and telephone number of agent for service)

                                (with copies to:)

                                Matthew S. Heiter
                                 Roger D. Bailey
                       Baker, Donelson, Bearman & Caldwell
                         165 Madison Avenue, 20th Floor
                            Memphis, Tennessee 38103
                                 (901) 577-8117

                         CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                   Proposed Maximum         Proposed Maximum       Amount of
Title of Securities         Amount to be          Offering Price Per        Aggregate Offering   Registration
 to be Registered           Registered(1)               Share                     Price              Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par
 value:
---------------------------------------------------------------------------------------------------------------
To be issued under the
Amended andRestated
2001 Equity Incentive Plan  854,003 shares(2)          $3.48(3)              $2,971,930.44(3)        $240.43
(the "2001 Plan")
---------------------------------------------------------------------------------------------------------------
To be issued under the 1999
Employee Stock Purchase
Plan (the "1999 Plan")      420,000 shares(4)          $2.95(5)              $1,239,000.00(5)        $100.24
---------------------------------------------------------------------------------------------------------------
To be issued under the
Amended and Restated 1998
Employee, Director and
Consultant Stock Plan
(the "1998 Plan")           280,000 shares(6)          $3.48(7)              $974,400.00(7)          $ 78.83
================================================================================================================

(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 2001 Plan, 1999 Plan or the 1998 Plan by reason of any dividend, stock split, recapitalization or other similar transactions effected without receipt of consideration that increases the number of shares of the Registrant's Common Stock outstanding.

(2) This amount reflects from the automatic annual increase on January 1, 2003 of 854,003 shares, which annual increase is provided for in the 2001 Plan, to the number of shares of the Registrant's Common Stock reserved for issuance under the 2001 Plan.

(3) Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933. The proposed maximum offering price per share of $3.48 was computed by averaging the high and low prices of a share of Internet Pictures Corporation Common Stock as reported on the Nasdaq SmallCap Market on May 21, 2003.

(4) This amount results from the automatic annual increase of 140,000 shares on January 1, 2001, 2002 and 2003, which annual increase is provided for in the 1999 Plan, to the number of shares of the Registrant's Common Stock reserved for issuance under the 1999 Plan.

(5) The proposed maximum offering price per share of $2.95 was determined by discounting the offering price per share as computed in note three above by 15% in accordance with the terms of the 1999 Plan.

(6) This amount results from the automatic annual increase of 280,000 shares on January 1, 2001, which annual increase is provided for in the 1998 Plan, to the number of shares of the Registrant's Common Stock reserved for issuance under the 1998 Plan.

(7) Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933. The proposed maximum offering price per share of $3.48 was computed by averaging the high and low prices of a share of Internet Pictures Corporation Common Stock as reported on the Nasdaq SmallCap Market on May 21, 2003.

     Pursuant to Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the Commission.

     STATEMENT PURSUANT TO GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES

     The Registrant filed Registration Statements on Form S-8 with the Securities and Exchange Commission on October 22, 1999 (SEC File No. 333-89499) (the "1999 Form S-8"), June 27, 2000 (SEC File No. 333-40160) (the "2000 Form
S-8") and  January  1, 2002 (SEC File No.  333-76808)  (the  "2002 Form S-8") in
connection with the Registrant's 1999 Employee Stock Purchase Plan (the "1999 Plan"), Amended and Restated 1998 Employee, Director and Consultant Stock Plan (the "1998 Plan"), an amendment to the 1998 Plan and the Amended and Restated 2001 Equity Incentive Plan (the "2001 Plan"). This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2001 Plan, 1999 Plan and 1998 Plan. Accordingly, the contents of the Registrant's previously filed 1999 Form S-8, 2000 Form S-8 and 2002 Form S-8, including periodic reports that the Registrant filed after filing the Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The shares being registered by this Registration Statement represent the annual increase in shares issuable under the Registrant's 2001 Plan, 1999 Plan and 1998 Plan pursuant to the terms of such plans.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  EXHIBITS

Exhibit Number      Description

4.1                 Amended and  Restated  Internet  Pictures  Corporation  2001
                    Equity Incentive Plan  (incorporated  herein by reference to
                    Form S-8 as filed with the  Commission  on January  16, 2002
                    (File No. 333-76808).
4.2                 1999 Employee  Stock Purchase Plan  (incorporated  herein by reference to Form S-4 as declared  effective on December 16,
                    1999 (File No. 333-91139)
4.3                 Amended and Restated 1998 Employee,  Director and Consultant
                    Stock Plan (incorporated  herein by reference to Form S-4 as
                    declared   effective   on   December   16,  1999  (File  No.
                    333-91139)).
5                   Opinion and Consent of Baker, Donelson, Bearman & Caldwell
23.1                Consent of Baker, Donelson, Bearman & Caldwell (contained in
                    Exhibit 5)
23.2                Consent of PricewaterhouseCoopers LLP
24                  Power of Attorney (Included on signature page)

------------------


                           [SIGNATURE PAGE TO FOLLOW]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on the 22nd day of May, 2003.

                                             INTERNET PICTURES CORPORATION




                                             By:/s/ Donald W. Strickland
                                                ---------------------------
                                                Donald W. Strickland,
                                                Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald W. Strickland and Paul Farmer his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



NAME                                     TITLE                       DATE

/s/ Donald W. Strickland
-------------------------
Donald W. Strickland          Director, President and            May 22, 2003
                              Chief Executive Officer


/s/ Paul Farmer
-------------------------
Paul Farmer                   Chief Financial Officer             May 22, 2003
                              (Principal Accounting Officer)

/s/ Gregory S. Daily
-------------------------
Gregory S. Daily              Director                            May 22, 2003


/s/ Michael D. Easterly
-------------------------
Michael D. Easterly           Director                            May 22, 2003


-------------------------
Laban P. Jackson, Jr.         Director                            May 22, 2003


/s/ David M. Wilds
-------------------------
David M. Wilds                Chairman of the Board
                              of Directors                        May 22, 2003


/s/ Thomas M. Garrott
-------------------------
Thomas M. Garrott             Director                            May 22, 2003


/s/ Andrew P. Seamons
-------------------------
Andrew P. Seamons             Director                            May 22, 2003

                                    EXHIBIT 5

           Opinion And Consent of Baker, Donelson, Bearman & Caldwell

                                                                    May 22, 2003


Internet Pictures Corporation
3160 Crow Canyon Road
San Ramon CA  94583

Gentlemen:

     We have acted as securities counsel for Internet Pictures Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended, relating to the Registrant's Amended and Restated Internet Pictures Corporation 2001 Equity Incentive Plan (the "2001 Plan"), 1999 Employee Stock Purchase Plan (the "1999 Plan") and Amended and Restated 1998 Employee, Director and Consultant Stock Plan (the "1998 Plan", collectively with the 2001 Plan and the 1999 Plan, the "Plans"). This opinion is being furnished in response to Item 601 of Regulation S-K and the instructions to Form S-8.

     We are familiar with the proceedings to date with respect to the proposed offering and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion.

     On the basis of the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.

     2. The Plans have been duly and validly authorized and adopted, and the shares of common stock of the Company (the "Shares") that may be issued and sold from time to time in accordance with the Plans have been duly authorized for issuance and will, when issued, sold and paid for in accordance with the Plans, be validly issued, fully paid and non-assessable.

     The foregoing opinion is limited to the federal laws of the United States and the corporate laws of the State of Delaware, and we are not expressing any opinion as to the effect of the laws of any other jurisdiction.

     In rendering the foregoing opinion, we have relied to the extent we deem such reliance appropriate as to certain matters on statements, representations and other information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                     Very truly yours,

                                     /s/ BAKER, DONELSON, BEARMAN & CALDWELL, PC

                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the  incorporation  by reference in this  Registration
Statement on Form S-8 of our report dated March 27, 2003 relating to the consolidated financial statements, which appears in Internet Pictures Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated March 27, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers  LLP
-------------------------------
PricewaterhouseCoopers  LLP
San Jose, California
May 22, 2003